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                                                                   EXHIBIT 10.30



                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


     THIS AMENDMENT is made and entered into as of this 10th day of October, 1994, by and between American Medical International, Inc., a Delaware corporation ("AMI"), and Thomas J. Sabatino, Jr., Esq. ("Sabatino") and amends that certain Employment Agreement made and entered into as of November 1, 1992 by and between Sabatino and AMI (the "Employment Agreement").


                              W I T N E S S E T H:


     WHEREAS, AMI and Sabatino desire to amend the Employment Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. The Employment Agreement shall remain in full force and effect except to the extent specifically amended hereby. Terms defined in the Employment Agreement shall have like meanings when used herein, unless the context otherwise requires.

     2. Paragraph 2(d) of the Employment Agreement is hereby amended in its entirety as follows:

          "(d) OPTIONS. All options granted to Executive by AMI shall vest at 20% per year based on performance requirements and conditions provided by the Option Plan. Notwithstanding anything to the contrary set forth in the foregoing Executive's option agreements or the Option Plan, in the event of the occurrence of any "Change of Control" (as defined in Paragraph 3 hereof), Executive shall vest in and be entitled to acquire 100% of the shares of Common Stock subject to any options theretofore granted to him but which have not been

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     fully exercised, and all such options shall become fully exercisable prior to (but conditional upon the occurrence of) any Change of Control. Furthermore, upon the occurrence of a Change of Control, Executive shall be entitled to receive as full consideration for, and in cancellation of, any such options, an amount not less than the excess, if any, of (i) the per share consideration payable pursuant to the terms of such Change of Control in respect of the Common Stock over (ii) the exercise price per share for all shares of Common Stock subject to such option, times the number of shares of Common Stock then remaining, subject to such option."

     3. A new Paragraph 3 is hereby added to the Employment Agreement as follows:

          "3. CHANGE OF CONTROL. Immediately upon the occurrence of any "Change of Control" (as defined below), Executive shall be entitled to and shall fully vest in 100% of any and all amounts payable to him pursuant to AMI's Executive Incentive Compensation Plan (formerly known as the Short-Term Cash Incentive Plan) for services rendered by Executive through the date and for the fiscal year in which such Change of Control occurs, which amounts shall be calculated (with interest) as if any and all individual and AMI performance goals applicable to any such payments (whether to be made currently or on a deferred basis) had been achieved immediately prior to such "Change of Control." AMI shall be obligated to pay and hereby agrees to pay Executive any and all amounts due him pursuant hereto within 7 calendar days after the occurrence of any Change of Control. For purposes of this Employment Agreement, a "Change of Control" shall be deemed to have occurred if GKH Investments, L. P. shall sell, transfer, assign or otherwise dispose of its direct ownership in all or a substantial percentage of the equity securities of American Medical Holdings, Inc. held thereby as of August 22, 1991 or shall fail to either designate a majority of nominees or maintain a majority of directors to serve on American Medical Holdings, Inc.'s Board of Directors."

     4. RENUMBERING. Paragraphs 3 through 10 of the Employment Agreement are hereby renumbered as Paragraphs 4 through 11 of the Employment Agreement.

     5. Paragraph 9 of the Employment Agreement is hereby amended in its entirety as follows:


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          "9.  SEVERANCE.

          (a) In the event of the involuntary termination of Executive's employment as General Counsel of AMI without "cause" (as defined in subparagraph (c) below), Executive shall be entitled to receive a payment in an amount equal to 12 months base compensation (excluding bonuses, incentive compensation, employment benefits, stock options or any other benefits except those required to be made available by applicable state or federal law, notwithstanding this Agreement) determined on the basis of his annual salary for AMI's fiscal year then most recently commenced (the "Severance Payment"). The Severance Payment shall be made in biweekly installments, and shall cease upon Executive's obtaining substantially equivalent employment, but in no event later than one (1) year after the date of termination of employment. No Severance Payment is due under this subparagraph 9(a) in the event of a voluntary termination of employment by Executive. Executive acknowledges that this Agreement by AMI to pay certain severance hereunder ,except in the case of a voluntary quit or involuntary termination for cause, alone constitutes a sufficient agreement and consideration for his post-termination obligations, and that in the event those obligations are not honored by Executive or enforced by a court or arbitration, no severance payments will be made and any such payment already made may be recovered. The obligations of AMI under this subparagraph 9(a) shall be the only obligations of AMI and its subsidiaries for the payment of compensation (except as otherwise provided under applicable law) to Executive in the event of the termination of his employment as described in this subparagraph 9(a).

          (b) In the event Executive voluntarily terminates his employment with AMI within 120 days after the occurrence of a Change of Control or in the event of his "Involuntary Termination" (as defined in subparagraph 9(d) hereof) within 12 months after the occurrence of a Change of Control, Executive shall be entitled to receive and AMI shall be obligated to pay to Executive, his estate or personal representative, the Severance Payment (in addition to any and all amounts due him pursuant to paragraphs 2 and 3 hereof and any and all amounts due him under applicable law). Any and all payments to be made to Executive pursuant to this subparagraph 9(b) shall be made in a lump sum within 14 calendar days after the effective date of Executive's voluntary termination or his Involuntary Termination. The obligations of AMI referenced in this subparagraph 9(b) shall be the only obligations of AMI and its subsidiaries for the payment of compensation to Executive in the event of the termination of his employment as described in this subparagraph 9(b).


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          (c)  For purposes of this Employment Agreement, Executive shall be deemed to be terminated for cause if his employment is terminated due to
     (i) the commission by Executive of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of AMI or its subsidiaries), (ii) a conviction of Executive (including a nolo contendere plea) involving in the good faith judgment of the Board of Directors of AMI, fraud, dishonesty or moral turpitude, (iii) willful misconduct of an employee of AMI or a subsidiary or (iv) the willful failure of Executive to render services to AMI or a subsidiary in accordance with his employment.

          (d) For purposes of this Employment Agreement, an "Involuntary Termination" of Executive's employment with AMI shall be deemed to have occurred if: (i) Executive's employment with AMI or its successor is terminated for any reason other than "cause"; (ii) Executive's total compensation, including benefits, is substantially reduced other than in connection with an across-the-board reduction similarly affecting all executives of AMI; (iii) the title, functions, duties, authority or responsibilities of Executive's present position are materially reduced or diminished; (iv) Executive is reassigned to another geographic location more than 50 miles from his current place of employment; or (v) AMI is liquidated, dissolved, consolidated or merged, or all or substantially all of its assets are transferred, assigned or sold, unless a successor assumes all of AMI's obligations under this Employment Agreement."

          (e) Following termination of employment, either voluntarily or involuntarily, Executive will cooperate fully with AMI, upon request, in relation to AMI's defense, prosecution or other involvement in any continuing or future claims, lawsuits, charges, and internal or external investigations which arise out of events or business matters which occurred during Executive's prior employment by AMI. Such continuing duty of cooperation shall include making himself available to AMI, upon reasonable notice, for depositions, interviews, and appearances as a witness, and furnishing information to AMI and its legal counsel upon request. AMI will reimburse actual documented reasonable out-of-pocket expenses necessarily incurred such as travel, lodging and meals. Severance payments, if otherwise payable to Executive, shall terminate in the event of a failure of cooperation."

     6. REFERENCES. For purposes of the Employment Agreement, all references to AMI shall be deemed to include American Medical Holdings, Inc. and its subsidiaries.


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     7.   INTEGRATION.  The Employment Agreement constitutes the entire agreement of the parties hereto with respect to Executive's employment, and no modification, amendment or waiver of any of the provisions of the Employment Agreement shall be effective unless in writing and signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                   AMERICAN MEDICAL INTERNATIONAL, INC.


                                   By: /s/ Alan J. Chamison
                                       -----------------------------------------
                                        Its: EVP & CFO
                                             -----------------------------------
Accepted and Agreed this 10th
day of October, 1994.

By: /s/ Thomas J. Sabatino, Jr.
    -------------------------------
    Thomas J. Sabatino, Jr.


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